Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K and, if not defined in the Form 8-K, the Registration Statement on Form S-4 (File No. 333-268349) (the “Registration Statement”). Unless the context otherwise requires, the “Company” or “New Electriq” refers to Electriq Power Holdings, Inc. after the Closing, “TLG” refers to TLG Acquisition One Corp. prior to the Closing, and “Electriq” refers to Electriq Power, Inc. prior to the Closing.

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of the financial data of Electriq and TLG adjusted to give effect to the Business Combination and other transactions contemplated by the Merger Agreement as amended. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of March 31, 2023 gives pro forma effect to the Business Combination and other transaction adjustments, as summarized below, as if each had been consummated as of that date. The unaudited pro forma combined statements of operations for the periods ended March 31, 2023 and December 31, 2022 give pro forma effect to the Business Combination as if it had occurred as of January 1, 2022. The historical condensed financial information of TLG was derived from the unaudited condensed consolidated financial statements of TLG as of and for three months ended March 31, 2023 and the audited condensed financial statements for the year ended December 31, 2022, included elsewhere in the Registration Statement. The historical condensed financial information of Electriq was derived from the unaudited condensed consolidated financial statements of Electriq as of and for the three months ended March 31, 2023 and the audited consolidated financial statements for the year ended December 31, 2022, included elsewhere in the Registration Statement.

This information should be read together with Electriq’s and TLG’s respective unaudited condensed combined consolidated financial statements and related notes, “Electriq’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “TLG’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in the Registration Statement.

The unaudited pro forma condensed combined balance sheet as of March 31, 2023 has been prepared using the following:

•	Electriq’s unaudited historical condensed consolidated balance sheet as of March 31, 2023, as included in the Registration Statement; and

•	TLG’s unaudited historical condensed consolidated balance sheet as of March 31, 2023, as included in the Registration Statement.

The unaudited pro forma combined statement of operations for the three months ended March 31, 2023 has been prepared using the following:

•	Electriq’s unaudited historical condensed consolidated statement of operations for the three months ended March 31, 2023, as included in the Registration Statement; and

•	TLG’s unaudited historical condensed consolidated statement of operations for the three months ended March 31, 2023, as included in the Registration Statement.

The unaudited pro forma combined statement of operations for the year ended December 31, 2022 has been prepared using the following:

•	Electriq’s audited historical consolidated statement of operations for the year ended December 31, 2022, as included in the Registration Statement; and

•	TLG’s audited historical consolidated statement of operations for the year ended December 31, 2022, as included in the Registration Statement.

Description of the Business Combination

On November 13, 2022, TLG entered into the Merger Agreement with Electriq, which was amended on December 23, 2022, March 22, 2023 and June 8, 2023. The Business Combination was completed on July 31, 2023. At the Closing, Merger Sub merged with and into Electriq, with Electriq surviving such merger as a wholly-owned subsidiary of TLG. The separate corporate existence of Electriq ceased and the Electriq equityholders became equityholders of TLG, which changed its name to Electriq Power Holdings, Inc.

As part of the Merger, Electriq equityholders received aggregate merger consideration, consisting of 27,500,000 shares of TLG’s common stock, par value $0.0001 per share, at an assumed value of $10.00 per share or $275,000,000, plus 3,528,750 additional shares of TLG common stock, being equal to the quotient obtained by dividing (x) the amount of equity raised by Electriq in any equity, debt or similar investments obtained by Electriq prior to closing of the Merger in connection with a private capital raise, by (y) $8.00. In addition, holders of Electriq’s Series B Cumulative Redeemable Preferred Stock, par value $0.0001 per share received 1,411,500 shares of TLG’s Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share, being equal to the number of shares of Electriq cumulative preferred stock outstanding immediately prior to the closing of the Merger multiplied by the Exchange Ratio. The TLG preferred stock has a cumulative dividend, payable in kind, of 15% per share, plus any accrued and unpaid dividends on each such share, and is subject to mandatory redemption on the third anniversary of the original issue date of such shares, payable either in cash or in TLG common stock, at the option of the holder. As part of the merger consideration, holders of Electriq’s options not exercised prior to the Merger received replacement options to purchase shares of TLG common stock based on the value of the merger consideration per share of Electriq common stock.

In June 2023, certain investors entered into subscription agreements with Electriq to purchase shares of Electriq common stock for $18.1 million, including (i) $10.0 million from John Michael Lawrie, the Chief Executive Officer of TLG and Chairman of the TLG board of directors, (ii) $4.5 million from an affiliate of an existing Electriq stockholder, (iii) $2.5 million in the aggregate from funds managed by GBIF Management Ltd. and another Electriq stockholder, and (iv) $1.1 million from new Electriq investors. In addition, on June 8, 2023, certain noteholders of Electriq entered into subscription agreements with Electriq pursuant to which such investors converted approximately $10.1 million of Electriq notes, including accrued interest (excluding the Lawrie Notes), into shares of Electriq common stock plus additional shares of Electriq common stock and Electriq cumulative preferred stock as an incentive.

In connection with the Pre-Closing Financings and Pre-Closing Loan Conversion, Mr. Lawrie, the Additional Investor, the Pre-Closing Electriq Investors and the Electriq noteholders received shares of Electriq common stock and shares of Electriq cumulative preferred stock as an incentive for their investment. Upon conversion in the Merger, the shares of Electriq common stock and Electriq cumulative preferred stock received in the Electriq Incentive converted into shares of TLG common stock and shares of TLG preferred stock.

In June and July 2023, certain investors entered into subscription agreements with TLG to purchase 650,000 shares of TLG common stock for $6.5 million, including (i) $5.0 million from Mr. Lawrie for 500,000 shares of TLG common stock and (ii) $1.5 million from other Electriq investors to purchase 150,000 shares of TLG common stock. In connection with the Closing Financings, Mr. Lawrie and the other Electriq investors received, as an incentive for their investment, 250,000 shares and 75,000 shares, respectively, of TLG preferred stock at closing of the Merger. In addition, Mr. Lawrie entered into a subscription agreement to purchase up to 300,000 shares of TLG common stock at $10.00 per share for up to $3.0 million. To the extent Mr. Lawrie is required to purchase any shares of TLG common stock pursuant to the Post-Closing Lawrie Investment, Mr. Lawrie will receive up to 150,000 shares of TLG preferred stock as an incentive (one (1) share of TLG preferred stock for every two (2) shares of TLG common stock Mr. Lawrie purchases pursuant to the Post-Closing Lawrie Investment). The Post-Closing Lawrie Investment is only required to be funded 90 days after closing of the Merger to the extent the total funded in the Pre-Closing Financings, the Closing Financings, any amounts remaining in the trust account at closing of the Merger and any additional amounts raised by TLG from any other sources is less than $28.0 million in the aggregate.

In addition, Mr. Lawrie signed an agreement on June 8, 2023 to convert his two secured convertible promissory notes in the aggregate amount of $8.5 million into 1,062,500 shares of TLG common stock and 425,000 shares of TLG preferred stock. At the closing of the Merger, the Sponsor (i) relinquished and cancelled, for no consideration, an additional 3,270,652 shares of its TLG Class F common stock and all of the 4,666,667 private placement warrants that it received in connection with TLG’s initial public offering and (ii) converted approximately $7.6 million of working capital loans into approximately 756,635 shares of TLG common stock and 378,318 shares of TLG preferred stock. The remaining $1.5 million of working capital loans were converted into 1,000,000 warrants with terms identical to the terms of the Sponsor IPO Private Placement Warrants.

Forward Purchase Agreement

As previously disclosed, on July 23, 2023, TLG and Electriq entered into an agreement (the “Forward Purchase Agreement”) with (i) Meteora Special Opportunity Fund I, LP (“MSOF”), Meteora Capital Partners, LP (“MCP”) and Meteora Select Trading Opportunities Master, LP (“MSTO”) (with MSOF, MCP, and MSTO collectively referred to as “Seller”) for an OTC Equity Prepaid Forward Transaction. Pursuant to the terms of the Forward Purchase Agreement, the Seller purchased 3,534,492 shares of TLG common stock from third parties through a broker in the open market (“Recycled Shares”). On July 31, 2023, 251,194 additional shares of New Electriq common stock were issued to Seller pursuant to the terms of the FPA Funding Amount PIPE Subscription Agreement entered into in connection with the closing of the Business Combination (the “Closing”). Capitalized terms used but not otherwise defined in this section shall have the meanings ascribed to such terms the Forward Purchase Agreement.

The Forward Purchase Agreement provides that $3,000,000 (the “Prepayment Shortfall”) will be paid by Seller to TLG not later than one local business day following the Closing (which amount shall be netted from the Prepayment Amount). Seller in its sole discretion may sell Shares at any time following the Trade Date at prices (i) at or above $6.67 during the first six months following the Closing and (ii) at any sales price thereafter, without payment by Seller of any Early Termination Obligation until the earlier of such time as the proceeds from the such sales equal 100% of the Prepayment Shortfall (such sales, “Shortfall Sales,” such Shares, “Shortfall Sale Shares,”). A sale of Shares is only (a) a “Shortfall Sale,” subject to the terms and conditions herein applicable to Shortfall Sale Shares, when a Shortfall Sale Notice is delivered under the Forward Purchase Agreement, and (b) an Optional Early Termination, subject to the terms and conditions herein applicable to Terminated Shares, when an OET Notice (as defined below) is delivered under the Forward Purchase Agreement, in each case the delivery of such notice in the sole discretion of the Seller.

The Forward Purchase Agreement provides that Seller will be paid directly an aggregate cash amount (the “Prepayment Amount”) equal to (x) the product of (i) the Number of Shares as set forth in a Pricing Date Notice and (ii) the redemption price per share as defined in Section 9.2(a) of the Amended and Restated Certificate of Incorporation of TLG in effect prior to consummation of the Business Combination, as amended, less (y) the Prepayment Shortfall.

TLG paid to Seller separately the Prepayment Amount required under the Forward Purchase Agreement directly from TLG’s Trust Account maintained by Continental Stock Transfer and Trust Company that held the net proceeds of the sale of the units in TLG’s initial public offering and the sale of private placement warrants (the “Trust Account”), except that to the extent the Prepayment Amount payable to Seller is to be paid from the purchase of Additional Shares by Seller pursuant to the terms of its FPA Funding Amount PIPE Subscription Agreement, such amount will be netted against such proceeds, with Seller being able to reduce the purchase price for the Additional Shares by the Prepayment Amount. For the avoidance of doubt, any Additional Shares purchased by Seller will be included in the Number of Shares for its Forward Purchase Agreement for all purposes, including for determining the Prepayment Amount.

Seller agreed to waive any redemption rights that it had under TLG’s Amended and Restated Certificate of Incorporation with respect to any TLG common stock purchased through the FPA Funding Amount PIPE Subscription Agreement and any Recycled Shares in connection with the Business Combination, that would require redemption by TLG of the shares of TLG common stock. Such waiver may have reduced the number of shares of TLG common stock redeemed in connection with the Business Combination, and such reduction could alter the perception of the potential strength of the Business Combination. The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Exchange Act.

The Company accounts for the Forward Purchase Agreement as a derivative instrument in accordance with the guidance in ASC 480-10. The instrument is subject to re-measurement at each balance sheet date, with changes in fair value recognized in the statements of operations. The ability of the Company to receive any of the proceeds from the Forward Purchase Agreement is dependent upon factors outside the control of the Company. The Company established the fair value of the forward purchase contract derivative on the date of the Closing, with amounts included in net loss as a change in fair value of forward purchase contract derivative. The estimated fair value of the forward purchase contract derivative was calculated using a Black Scholes option pricing model and used significant assumptions including the risk free rate and volatility. Given the limited trading history of the Company, the Company utilized the volatility of a peer group of similar public companies. Future estimates of trading prices were based on volatility assumptions that impact the estimated share price and Meteora’s corresponding sales in the open market.

FPA Funding Amount PIPE Subscription Agreement

On July 23, 2023, TLG entered into a subscription agreement (the “FPA Funding Amount PIPE Subscription Agreement”) with Meteora.

Pursuant to the FPA Funding Amount PIPE Subscription Agreement and in connection with the Forward Purchase Agreement, and on the terms of and subject to the conditions set forth in the FPA Funding Amount PIPE Subscription Agreement, Meteora agreed to subscribe for and purchase, and TLG agreed to issue and sell to Meteora, on the Closing Date, an aggregate of a number of shares of TLG Common Stock up to the Maximum Number of Shares as set forth in the Forward Purchase Agreement (the “Subscribed Shares”) less the number of Recycled Shares, as defined in the Forward Purchase Agreement, provided, however, that Meteora shall not be required to purchase an amount of shares of TLG Common Stock, such that following the issuance of the Subscribed Shares, its ownership would exceed 9.9% ownership of the total shares of TLG Common Stock outstanding immediately after giving effect to such issuance unless Meteora at its sole discretion waives such 9.9% ownership limitation.

Expected Accounting Treatment of the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, TLG will be treated as the “acquired” company for financial reporting purposes and Electriq will be treated as the accounting acquirer, even though TLG will acquire all of the outstanding interests in Electriq in the Business Combination. Electriq has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under all redemption scenarios:

•

The business of Electriq will comprise the ongoing operations of New Electriq, and the business of New Electriq will continue to focus on the Electriq’s energy storage systems and software-enabled services;

•	Electriq’s senior management will be the senior management of New Electriq;

•	The directors nominated by Electriq will represent the majority of New Electriq Board; and

•	Electriq’s existing stockholders will hold a majority voting interest in New Electriq.

Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which Electriq is issuing stock for the net assets of TLG. The net assets of TLG will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Electriq.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of what New Electriq’s financial position or results of operations actually would have been had the Business Combination been completed as of the dates indicated or for the periods presented. In addition, the summary of unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of New Electriq following the reverse recapitalization. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

The pro forma adjustments giving effect to the Business Combination and related transactions are discussed in further detail in the footnotes to the unaudited pro forma condensed combined financial information included elsewhere in the Registration Statement. The unaudited pro forma condensed combined financial information has been prepared after giving effect to the Business Combination as contemplated by the Merger Agreement, as amended:

Transactions Pre-Closing

•	Raise of $18.1 million through the issuance of shares of common stock and Electriq cumulative preferred stock in connection with the Pre-Closing Financings prior to Closing; and

•

Conversion of approximately $10.1 million of Electriq loans payable, including accrued interest (excluding the Lawrie Notes), into shares of Electriq common stock plus additional shares of Electriq common stock and Electriq cumulative preferred stock as an incentive, prior to Closing.

Transactions at Closing

•	Raise of $6.5 million as part of the Financing Transactions through the issuance of 650,000 shares of Class A common stock and 325,000 shares of New Electriq preferred stock at Closing;

•	Conversion of the Lawrie Notes in the principal amount of $8.5 million in exchange for 1,062,500 shares of Class A common stock and 425,000 shares of New Electriq preferred stock at Closing;

•

Settlement of Sponsor’s $9.1 million working capital loan through the issuance of 756,635 shares of Class A common stock, 378,318 shares of New Electriq preferred stock and 1,000,000 Private Placement Warrants at Closing;

•	Conversion and exchange of existing Electriq warrants for 360,603 shares of Class A common stock in New Electriq at Closing;

•	Cancellation of 4,666,667 Private Placement Warrants by Sponsor;

•	Waiver of $14.0 million in deferred underwriter fees with RBC pursuant to the Underwriter Agreement Fee Waiver Letter Agreement dated May 10, 2023;

•

Deferral of approximately $9.6 million in transaction costs, including legal fees of approximately $6.5 million, investment banking fees of approximately $1.4 million, and other services of $0.4 million, with all parties agreeing to defer payment for up to 12 months from Closing pursuant to the deferral agreements with respective service providers; in addition approximately $1.3 million of retention bonuses are payable six months after Closing;

•

On July 26, 2023, holders of approximately 97.3% or 7,736,608 shares of TLG Class A Common Stock had validly elected to redeem their shares of TLG Class A Common Stock for a pro rata portion of the trust account holding the proceeds from TLG’s initial public offering and the sale of private placement warrants, or approximately $10.63 per share and $82.2 million in the aggregate as of July 25, 2023 ; and

•

On July 23, 2023, TLG and Electriq entered into a Forward Purchase Agreement with Meteora for an OTC Equity Prepaid Forward Transaction. On July 26, 2023, pursuant to the terms of the Forward Purchase Agreement, Meteora purchased from third parties through a broker in the open market and elected to reverse previously submitted redemption requests for a total of 3,534,492 TLG Common Stock (“Recycled Shares”). Furthermore, 251,194 Additional Shares were issued to Meteora in conjunction with the Closing.

The shares of New Electriq preferred stock issued in connection with the Financing Transactions have been reflected in the unaudited pro forma condensed combined balance sheet as liabilities at fair value pursuant to ASC 480. The carrying value of the New Electriq preferred stock is accreted to its redemption value over the three-year period ending in the redemption date. The Company utilized a third-party valuation specialist to determine the fair value of the preferred stock. The fair value calculation was based on a variety of assumptions, including the use of a market yield to discount the future payout to present value and applying a discount related to the lack of marketability, which resulted in a fair value of $6.50 per share. The preferred stock qualifies as a mandatorily redeemable financial instrument as it embodies an unconditional obligation requiring the issuer to redeem the instrument by transferring its assets at a specified or determinable date (or dates) or upon an event that is certain to occur. Pursuant to the respective preferred stock agreements, the issued and outstanding preferred stock (including a cumulative dividend, payable in kind, of 15% per share, plus any accrued and unpaid dividends on each such share) shall be subject to mandatory redemption by the issuer upon the date which is the third (3rd) anniversary of their original issue date in the form of either cash or an equivalent value in common shares.

The Merger Agreement has a closing condition that states TLG will have net tangible assets of at least $5,000,001 either prior to or upon the Closing Date of such business combination. TLG considers all committed sources of capital that would be available to it in its measurement of redeemable shares, including the Financing Transactions. The condition that TLG have net tangible assets of at least $5,000,001 can be measured upon consummation of a business combination. As disclosed in the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2023, after giving effect to the Business Combination and the other transactions contemplated by the Merger Agreement as amended, the combined company’s pro forma combined total net tangible assets are approximately $27.3 million, which exceed the $5,000,001 net tangible assets requirement.

The following summarizes the pro forma New Electriq Common Stock issued and outstanding immediately after the Business Combination after considering redemptions of TLG stockholders and the effect of the purchases pursuant to the Forward Purchase Agreement:

	Share ownership (issued and outstanding) in the Post-Combination Company
Stockholder	Shares	%
Electriq stockholders (1)(2)(3)	29,778,750	75.9%
Public stockholders (4) (5)(6)	3,746,289	9.6%
Sponsor and certain affiliates (7)(8)(9)	5,298,483	13.5%
Other financing stockholders (10)	401,194	1.0%

Total (11)(12)	39,224,716	100%

(1)	Excludes 405,000 shares of New Electriq preferred stock issued to Electriq stockholders upon conversion of their shares of Electriq cumulative preferred stock issued in the Pre-Closing Financings.
(2)	Excludes 506,500 shares of New Electriq preferred stock issued to holders of shares of Electriq cumulative preferred stock in connection with the Pre-Closing Loan Conversion.
(3)	Includes 1,103,779 shares of Class A common stock underlying Electriq stock options to be assumed at Closing.
(4)	Excludes 13,333,333 Public Warrants as such warrants are not expected to be in the money at Closing.
(5)	Includes 3,534,492 Recycled Shares Meteora purchased from third parties and elected to reverse previously submitted redemption requests.
(6)	Excludes 50,000 shares of New Electriq preferred stock issued to Meteora pursuant to the Non-Redemption Agreement.
(7)

Excludes 500,000 shares of New Electriq preferred stock issued to Mr. Lawrie upon conversion of shares of Electriq cumulative preferred stock issued to Mr. Lawrie in the Pre-Closing Financings stock and 250,000 shares of New Electriq preferred stock issued to Mr. Lawrie in connection with the Closing Financings.

(8)	Excludes 425,000 shares of New Electriq preferred stock issued to Mr. Lawrie in connection with the Lawrie Notes Conversion.
(9)

Excludes 378,318 shares of New Electriq preferred stock and 1,000,000 Private Placement Warrants issued to Sponsor in exchange for settlement of the Working Capital Loans; warrants are not expected to be in the money at Closing.

(10)	Excludes 75,000 shares of New Electriq preferred stock issued in connection with the Financing Transactions to other financing stockholders at Closing.
(11)

Excludes shares of Class A common stock of New Electriq to potentially be reserved, subject to stockholder approval, in an amount equal to approximately 10% of the number of outstanding shares of Class A common stock on a fully diluted basis as of immediately following the Closing pursuant to the Equity Incentive Plan.

(12)	Excludes 2,000,000 Private Placement Warrants issued to RBC as the warrants are not expected to be in the money at Closing.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF MARCH 31, 2023

(in thousands except share and per share data)

	Electriq Power
		Other			TLG	Pro Forma
	March 31, 2023	Transaction			March 31, 2023	Transaction		Pro Forma
	(Historical)	Adjustments		Adjusted	(Historical)	Adjustments		Combined
ASSETS
Current assets:
Cash	3,814	18,100	(a)	21,914	15	82,988	(c)	24,071
						(82,240)	(m)
						40,072	(p)
						(37,262)	(q)
						6,500	(d)
						5,169	(e)
						(13,085)	(f)
Accounts receivable, net of allowances	323	—		323	—	—		323
Inventory	14,462	—		14,462	—	—		14,462
Inventory deposits	5,017	—		5,017	—	—		5,017
Forward purchase contract asset, net	—	—		—	—	18,597	(q)	18,597
Prepaid expenses and other current assets	274	—		274	156	—		430

Total current assets	23,890	18,100		41,990	171	20,739		62,900
Investments held in Trust Account	—	—		—	82,988	(82,988)	(c)	—
Deposits	88	—		88	—	—		88
Right of use assets	3,087	—		3,087	—	—		3,087
Property and equipment, net	1,468	—		1,468	—	—		1,468

Total assets	28,533	18,100		46,633	83,159	(62,249)		67,543

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of loans payable	11,200	(7,792)	(b)	3,408	—	—		3,408
Accounts payable	3,458	—		3,458	230	—		3,688
Accrued expenses and other current liabilities	6,793	(2,338)	(b)	4,455	5,374	14,434	(f)	12,402
						(11,861)	(f)
Working capital loan - related party	—	—		—	3,897	5,169	(e)	—
						(9,066)	(g)
Income tax payable	—	—		—	1,174	(1,174)	(f)	—
Franchise tax payable	—	—		—	50	(50)	(f)	—
SAFE notes	51,860	—		51,860	—	(51,860)	(i)	—
Warrants liability	15,328	—		15,328	—	(11,722)	(j)	—
						(3,606)	(j)

Total current liabilities	88,639	(10,130)		78,509	10,725	(69,736)		19,498
Loans payable	—				—	—		—
Convertible notes payable	8,500	—		8,500	—	(8,500)	(k)	—
Other long-term liabilities	2,375	—		2,375	—	—		2,375
Preferred stock related to Financings and non-redemptions	—	5,883	(a)	9,175	—	2,113	(d)	16,835
		3,292	(b)			2,763	(k)
						2,459	(g)
						325	(m)
Derivative warrant liabilities	—	—		—	1,400	(933)	(l)	1,500
						(467)	(l)
						1,500	(g)
Deferred underwriting commissions	—	—		—	14,000	(14,000)	(h)	—

Total liabilities	99,514	(955)		98,559	26,125	(84,476)		40,208

TLG Class A common stock subject to redemption	—	—		—	81,615	(81,615)	(m)	—
New Electriq Class A common stock subject to forward purchase contract						40,072	(p)	40,072
Preferred stock	34,792	—		34,792	—	(34,792)	(n)	—
Stockholders’ (deficit) equity:
Electriq common stock	24	0	(a)	24	—	(24)	(n)	—
		0	(b)
TLG Class F common stock					0	(0)	(m)	—
New Electriq Class A common stock						1	(m)	4
						2	(n)
						1	(d)(g)(i)(j)(k)
Warrants	—	—		—	—	933	(l)	933
Additional paid-in capital	9,229	12,217	(a)	28,284	—	(951)	(m)	115,213
		6,838	(b)			34,814	(n)
						(24,581)	(o)
						51,860	(i)
						3,606	(j)
						4,387	(d)
						5,736	(k)
						5,107	(g)
						(7,516)	(f)
						14,000	(h)
						467	(l)
Accumulated deficit	(115,026)	—		(115,026)	(24,581)	24,581	(o)	(128,887)
						11,722	(j)
						(6,918)	(f)
						(18,665)	(q)
Accumulated other comprehensive loss	—			—	—	—		—

Total stockholders’ (deficit) equity	(105,773)	19,055		(86,718)	(24,581)	98,562		(12,737)

Total liabilities, preferred stock and stockholders’ (deficit) equity	28,533	18,100		46,633	83,159	(62,249)		67,543

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2023

(in thousands, except share and per share data)

	Electriq Power
		Other			TLG	Pro Forma
	March 31, 2023	Transaction			March 31, 2023	Transaction		Pro Forma
	(Historical)	Adjustments		Adjusted	(Historical)	Adjustments		Combined
Net revenues	$141	$—		$141	$—	$—		$141
Cost of goods sold	673	—		673	—	—		673

Gross profit	(532)	—		(532)	—	—		(532)
Operating expenses:
Research and development	1,069	—		1,069	—	—		1,069
Sales and marketing	1,219	—		1,219	—	—		1,219
General administrative and other expenses	4,719	—		4,719	1,456	—		6,175

Total operating expenses	7,007	—		7,007	1,456	—		8,463

Loss from operations	(7,539)	—		(7,539)	(1,456)	—		(8,995)
Other expense (income):
Income from investments held in Trust Account	—	—		—	(612)	612	(b)	—
Interest expense	1,016	(840)	(a)	176	—	1,827	(g)	2,003
Fair value adjustments	1,474	—		1,474	—	(1,474)	(c)	—
Change in fair value of derivative warrant liabilities	—	—		—	600	(600)	(d)	—
Change in fair value of working capital loan - related party	—	—		—	(458)	458	(e)	—
Other expense (income), net	4	—		4	—	—		4

(Loss) earnings before income taxes	(10,033)	840		(9,193)	(986)	(823)		(11,002)
Income tax expense	—	—		—	(118)	—		(118)

Net (loss) income	(10,033)	840		(9,193)	(1,104)	(823)		(11,120)

Less: Cumulative preferred stock dividends	459	—		459	—	(459)	(f)	—

Net (loss) income per share attributable to common shareholders	$(10,492)	$840		$(9,652)	$(1,104)	$(364)		$(11,120)

Net loss per share attributable to common shareholders, basic and diluted	$(0.05)			$(0.04)		—		$(0.29)

Weighted-average shares of common stock used in computing net loss per share, basic and diluted	220,912,263			220,912,263		—		38,120,937

Weighted average shares outstanding of Class A common stock	—				7,948,405	—		—

Basic and diluted net income per share, Class A common stock	—				$(0.08)	—		—

Weighted average shares outstanding of Class F common stock	—				6,611,111	—		—

Basic and diluted net income per share, Class F common stock	—				$(0.08)	—		—

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2022

(in thousands, except share and per share data)

	Electriq Power
		Other			TLG	Pro Forma
	December 31, 2022	Transaction			December 31, 2022	Transaction		Pro Forma
	(Historical)	Adjustments		Adjusted	(Historical)	Adjustments		Combined
Net revenues	$15,976	$—		$15,976	$—	$—		$15,976
Cost of goods sold	15,601	—		15,601	—	—		15,601

Gross profit	375	—		375	—	—		375
Operating expenses:
Research and development	3,303	—		3,303	—	—		3,303
Sales and marketing	3,784	—		3,784	—	—		3,784
General administrative and other expenses	11,829	—		11,829	4,677	6,918	(hh)	23,424

Total operating expenses	18,916	—		18,916	4,677	6,918		30,511

Loss from operations	(18,541)	—		(18,541)	(4,677)	(6,918)		(30,136)
Other expense (income):
Income from investments held in Trust Account	—	—		—	(5,684)	5,684	(bb)	—
Interest expense	2,073	1,400	(aa)	1,135	—	6,484	(gg)	7,619
		(2,338)	(aa)			—
Fair value adjustments	31,730	—		31,730	—	(31,730)	(cc)	—
Change in fair value of derivative warrant liabilities	—	—		—	(9,800)	9,800	(dd)	—
Change in fair value of working capital loan - related party	—	—		—	(690)	690	(ee)	—
Change in fair value of forward purchase contract derivative	—	—		—	—	18,665	(ii)	18,665
Other expense (income), net	5	—		5	—	—		5

(Loss) earnings before income taxes	(52,349)	938		(51,411)	11,497	(16,511)		(56,426)
Income tax expense	—	—		—	(1,056)	—		(1,056)

Net (loss) income	(52,349)	938		(51,411)	10,441	(16,511)		(57,482)

Less: Cumulative preferred stock dividends	1,744	—		1,744	—	(1,744)	(ff)	—

Net (loss) income per share attributable to common shareholders	$(54,093)	$938		$(53,155)	$10,441	$(14,767)		$(57,482)

Net loss per share attributable to common shareholders, basic and diluted	$(0.26)			$(0.26)		—		$(1.51)

Weighted-average shares of common stock used in computing net loss per share, basic and diluted	207,458,865			207,458,865		—		38,120,937

Weighted average shares outstanding of Class A common stock	—				39,824,375	—		—

Basic and diluted net income per share, Class A common stock	—				$0.21	—		—

Weighted average shares outstanding of Class F common stock	—				10,000,000	—		—

Basic and diluted net income per share, Class F common stock	—				$0.21	—		—

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Pro Forma Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, TLG will be treated as the “acquired” company and Electriq as the accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New Electriq will represent a continuation of the financial statements of Electriq with the Business Combination treated as the equivalent of Electriq issuing shares for the net assets of TLG, accompanied by a recapitalization. The net assets of TLG will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Electriq in future reports of New Electriq.

The unaudited pro forma condensed combined balance sheet as of March 31, 2023 gives pro forma effect to the Business Combination and the other events as if consummated on that date. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2023 and for the year ended December 31, 2022 gives pro forma effect to the Business Combination and the other events as if consummated on January 1, 2022, the beginning of the earliest period presented. These periods are presented on the basis of Electriq as the accounting acquirer.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in the Registration Statement:

•

the historical unaudited condensed consolidated financial statements of TLG as of and for the three months ended March 31, 2023 and the historical audited consolidated financial statements of TLG as of and for the year ended December 31, 2022; and

•

the historical unaudited condensed consolidated financial statements of Electriq as of and for the three months ended March 31, 2023 and the historical audited consolidated financial statements of Electriq as of and for the year ended December 31, 2022.

Management has made significant estimates and assumptions and has used methodologies that it believes are reasonable in its determination of the pro forma adjustments based on information available as of the date of the Registration Statement. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, this financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, and the final amounts recorded are likely to differ and may differ materially from the information presented as additional information becomes available. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Closing that are related to the raise of capital are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to New Electriq’s additional paid-in capital, and the remaining transaction costs have been expensed. One-time direct and incremental transaction costs incurred in connection with the Business Combination allocated to the liability classified warrants and preferred shares are recorded as a charge to accumulated deficit.

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management has not identified any differences between the accounting policies of the two entities which, when conformed, would have a material impact on the financial statements of New Electriq. Certain reclassifications have been reflected to conform financial statement presentation as described in the notes to the pro forma condensed combined financial statements below.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”).

The pro forma condensed combined financial information does not include an income tax adjustment. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had New Electriq filed consolidated income tax returns during the periods presented.

Other Transaction Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The Other Transaction Adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2023 reflect the subsequent events, which are not included in the historical financial statements of Electriq as of that date; however, the Other Transaction Adjustments are contemplated to be completed prior to Business Combination and are therefore presented:

(a)

To reflect $18.1 million in cash received as part of the Pre-Closing Financings to be received prior to Closing in exchange for shares of Electriq common stock and Electriq cumulative preferred stock; upon consummation of the business combination these Electriq common shares and Electriq cumulative preferred shares will convert into 2,262,500 shares of Class A common stock and 905,000 shares of Series A preferred shares of New Electriq, respectively.

(b)

To reflect the Pre-Closing Loan Conversion in which approximately $10.1 million of loans payable (including $2.3 million of accrued interest) are converted into shares of Electriq common stock and Electriq cumulative preferred stock; upon consummation of the business combination these shares of Electriq common stock and shares of New Electriq preferred stock will convert into 1,266,250 shares of Class A common stock and 506,500 shares of New Electriq preferred stock, respectively.

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2023 are as follows:

(c)	To reflect the release of cash currently invested in marketable securities held in the Trust Account.

(d)

To offset the reduction in cash related to Public Share redemptions, TLG raised approximately $6.5 million as part of the Financing Transactions at Closing through the issuance of 650,000 shares of Class A common stock of New Electriq, and the issuance of 325,000 shares of New Electriq preferred stock.

(e)	To reflect $5.2 million in proceeds from the increase in the working capital loan used to pay transaction costs at Closing in connection with the Business Combination.

(f)

To reflect approximately $14.4 million in transaction costs related to legal, financial advisory and other professional fees incurred in connection with the Business Combination as additional accrued expenses as these costs were not previously reflected in the historical financial statements presented for TLG and Electriq at March 31, 2023. Of the $14.4 million in transaction costs, approximately $7.5 million has been determined to be directly attributable to the raise of capital and has been reflected as an adjustment to additional paid in capital and the remaining $6.9 million has been expensed.

To reflect the aggregate cash payment of approximately $13.1 million at Closing for transaction costs incurred in connection with the Business Combination; approximately $9.6 million of transaction costs are deferred and expected to be subsequently paid within 12 months of the Closing pursuant to deferral agreements with various service providers.

(g)

To reflect the Working Capital Loan Conversion in which $9.1 million of working capital loans are converted into approximately 756,635 shares of Class A common stock, 378,318 shares of Series A preferred stock and 1,000,000 private placement warrants of New Electriq at Closing.

(h)	To reflect the waiver of the $14.0 million deferred underwriting commissions with RBC pursuant to the Underwriter Agreement Fee Waiver Letter Agreement dated May 10, 2023.

(i)	To reflect the conversion of Electriq’s SAFE notes into 4,090,384 shares of Class A common stock of New Electriq.

(j)

To reflect the conversion and exchange of Electriq’s warrants into 360,603 shares of Class A common stock; the warrants are expected to be exchanged on a cashless basis. The difference between the fair value of the warrants at the transaction date, which equaled the conversion price, and the historical carrying value of the warrants has been reflected in accumulated deficit.

(k)	To reflect the conversion of the Lawrie Note into 1,062,500 shares of Class A common stock and 425,000 shares of New Electriq preferred stock.

(l)	To reflect the cancellation of Private Placement Warrants and reclassification of Public Warrants recorded at fair value to equity as a result of the Business Combination.

Upon completion of the Business Combination, the surviving combined entity will only have a single class of participating securities. Therefore, in the event of a tender offer of more than 50% of outstanding equity, a change of control would occur and settlement of warrants in cash or other assets would not preclude equity classification under ASC 815-40-25. Further the Company notes that there are no settlement features that otherwise preclude the public warrants from being considered fixed-for-fixed under ASC 815-40-15 and being considered equity classified under ASC 815-40-25 post-merger. Therefore, we have presented these warrants as equity classified instruments in post-merger pro forma statements.

(m)

To reflect the redemption of approximately 97.3% or 7,736,608 shares of TLG Common Stock at approximately $10.63 per share and the non-redemption of 211,797 shares of TLG Common Stock which included the issuance of 50,000 shares of New Electriq preferred stock to certain stockholders subject to the Non-Redemption Agreement.

(n)	To reflect the conversion of shares of Electriq’s seed preferred stock and common stock into Class A common stock of New Electriq.

(o)	To reflect the reclassification of TLG’s historical accumulated deficit into additional paid-in capital as part of the reverse recapitalization.

(p)

To reflect Meteora’s purchase of 3,534,492 TLG Common Stock at approximately $10.63 per share and 251,194 additional shares at approximately $10.00 per share for approximately $40.1 million to reverse previously submitted redemption requests pursuant to the terms of the Forward Purchase Agreement. These shares are classified as mezzanine equity on the balance sheet as they are contingently redeemable upon the occurrence of certain events not solely within the control of the Company that allow for the effective redemption of such shares in cash at the option of Meteora.

(q)

To reflect the fair value of the forward purchase contract, net of $18.6 million, which includes a forward purchase contract asset related to the payment of the $37.3 million (including approximately $0.2 million transaction costs) to Meteora at Closing, offset by the change in the fair value of the forward purchase derivative liability of $18.7 million which has been recorded in accumulated deficit on the pro forma balance sheet and reflected in the pro forma statement of operations as of December 31, 2022 (refer to note (ii) below)

Other Transaction Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Other Transaction Adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2023 reflect the subsequent events, which are not included in the historical financial statements of Electriq as of that date; however, the Other Transaction Adjustments are contemplated to be completed prior to Business Combination and are therefore presented:

(a)

To reflect the elimination of interest expense related to the conversion of notes payable at Closing giving pro forma effect to the Business Combination as if it had occurred as of January 1, 2022 (refer to item (b) above in the Other Transaction Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet).

The Other Transaction Adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 reflect the subsequent events, which are not included in the historical financial statements of Electriq as of that date; however, the Other Transaction Adjustments are contemplated to be completed prior to Business Combination and are therefore presented:

(aa)

To reflect the addition of $1.4 million in interest expense to reflect a full year of interest expense on existing notes payable. Additionally, to reflect the elimination of interest expense related to the conversion of notes payable at Closing giving pro forma effect to the Business Combination as if it had occurred as of January 1, 2022 (refer to item (b) above in the Other Transaction Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet).

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2023 are as follows:

(b)	To reflect the elimination of interest income related to the Trust Account, as it will not continue after the Business Combination.

(c)

To reflect the elimination of the change in fair market value of Electriq’s warrants and SAFE notes which were converted to Class A common stock in New Electriq giving pro forma effect to the Business Combination as if it had occurred as of January 1, 2022.

(d)

To reflect the elimination of the change in fair market value of Private Placement Warrants which were cancelled and the Public Warrants that were reclassified to equity giving pro forma effect to the Business Combination as if it had occurred as of January 1, 2022.

(e)

To reflect the elimination of the change in fair value of the working capital loan which was converted to Class A common stock in New Electriq giving pro forma effect to the Business Combination as if it had occurred as of January 1, 2022.

(f)

To reflect the elimination of the pre-2023 seed preferred stock dividends giving pro forma effect to the conversion of the seed preferred stock as part of the Business Combination as if it had occurred as of January 1, 2022.

(g)

To reflect three months of interest expense of approximately $1.9 million, including approximately $1.2 million related to the New Electriq preferred stock dividends and approximately $0.7 million related to the accretion from carrying value of the New Electriq preferred stock to its redemption value, giving pro forma effect to the Business Combination as if it had occurred as of January 1, 2022.

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 giving effect to the Business Combination as if it had occurred as of January 1, 2022 are as follows:

(bb)	To reflect the elimination of interest income related to the Trust Account, as it will not continue after the Business Combination.

(cc)	To reflect the elimination of the change in fair market value of Electriq’s warrants and SAFE notes which were converted to Class A common stock in New Electriq.

(dd)

To reflect the elimination of the change in fair market value of Private Placement Warrants which were cancelled and the Public Warrants that were reclassified to equity giving pro forma effect to the Business Combination as if it had occurred as of January 1, 2022.

(ee)

To reflect the elimination of the change in fair value of the working capital loan which was converted to shares of Class A common stock in New Electriq, shares of Series A preferred stock in New Electriq and warrants in New Electriq.

(ff)

To reflect the elimination of the pre-2023 seed preferred stock dividends giving pro forma effect to the conversion of the seed preferred stock as part of the Business Combination as if it had occurred as of January 1, 2022.

(gg)

To reflect twelve months of interest expense of approximately $6.7 million, including approximately $4.0 million related to the New Electriq preferred stock dividends and approximately $2.7 million related to the accretion from carrying value of the New Electriq preferred stock to its redemption value, giving pro forma effect to the Business Combination as if it had occurred as of January 1, 2022.

(hh)

To reflect $6.9 million in transaction costs related financial advisory, accounting and other professional fees that have been expensed in connection with the Business Combination, as these costs were previously not included in the historical financial statements presented as of December 31, 2022.

(ii)

To reflect $18.7 million related to the change in fair value of the forward purchase contract derivative liability which was marked to market on the transaction date as if it had occurred as of January 1, 2022.

3. Loss Per Share

Represents the net loss per share attributable to common stockholders calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire period presented. The 3,534,492 TLG Common Stock recorded in mezzanine equity is included in the net loss per share attributable to common shareholders calculation.

	Pro Forma Combined
	For the Three Months Ended March 31, 2023	For the Year Ended December 31, 2022
Net loss	$(11,120)	$(57,482)
Net loss per share attributable to common shareholders	$(0.29)	$(1.51)
Weighted average shares outstanding, basic and diluted (1)	38,120,937	38,120,937
Excluded Securities (2)
New Electriq preferred stock (3)	39,387,887	39,387,887
Public Warrants	13,333,333	13,333,333
Private Placement Warrants	1,000,000	1,000,000
RBC Warrants	2,000,000	2,000,000
Electriq Equity Incentive Plan	1,103,779	1,103,779
New Equity Incentive Plan Pool	4,358,302	4,358,302

(1)	Diluted loss per share is the same as basic loss per share for both scenarios presented because the effects of potentially dilutive instruments were anti-dilutive as a result of the net loss.
(2)

The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share attributable to common stockholders, basic and diluted, because their effect would have been antidilutive, or issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods presented. Also, excludes shares of TLG Class A common stock to be reserved, subject to stockholder approval, in an amount equal to approximately 10% of the number of shares of outstanding TLG Class A common stock on a fully diluted basis as of immediately following the Closing pursuant to the Equity Incentive Plan.

(3)

Assumes the redemption of 3,938,789 shares of New Electriq preferred stock (including 1,348,971 shares of New Electriq preferred stock expected to be issued over three years as payable in kind dividends) for 39,387,887 shares of New Electriq common stock, which is the maximum number of shares of New Electriq common stock that may be issued pursuant to the terms of the New Electriq preferred stock (which would require a trading price of the New Electriq common stock of $1.00 per share at the time of redemption).